UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2008

S1 Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

705 Westech Drive, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (404) 923-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 6, 2008, S1 Corporation ("S1") issued a press release announcing its results of operations for the third quarter ended September 30, 2008. That press release is furnished as Exhibit 99.1 to this report. Also, on November 6, 2008 at 5:00 p.m. ET, S1 will hold a conference call during which S1 will discuss its results for the third quarter ended September 30, 2008. A webcast of the call will be available through S1's website, www.s1.com. A replay of the call will be available for two weeks on S1's website.

The information contained in this Item 2.02, including the exhibit referenced herein, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18.

ITEM 8.01. OTHER EVENTS.

On November 4, 2008, S1 approved a $10 million increase to its previously announced stock repurchase program pursuant to which S1 may repurchase shares of its common stock from time to time in open market and privately negotiated transactions as market and business conditions warrant.

This Current Report on Form 8-K contains forward-looking information, as that term is defined under the Exchange Act, including information regarding purchases by S1 of its common stock. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including changes in price, volume and the volatility of S1’s common stock, and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of S1. S1’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 3, 2008, and subsequent filings with the SEC, include information regarding other risk factors and cautionary information. Except as provided by law, S1 does not undertake to update any forward-looking statement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated November 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION
(Registrant)

/s/ Gregory D. Orenstein
Gregory D. Orenstein
SVP, Chief Legal Officer and Secretary

Date: November 6, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 6, 2008.